Exhibit 10.14

LEASE

BETWEEN

WB MURPHY RANCH, L.L.C.

(“LANDLORD”)

AND

PHOENIX TECHNOLOGIES LTD.

(“TENANT”)

i

ii

LIST OF EXHIBITS

EXHIBIT A	The Premises

EXHIBIT B	The Project

EXHIBIT C	Work Letter

EXHIBIT D	Rules and Regulations

EXHIBIT E	Parking Rules and Regulations

EXHIBIT F	Commencement Date Memorandum

EXHIBIT G	Landlord’s FF&E

EXHIBIT H	Subordination, Nondisturbance and Attornment Agreement

EXHIBIT I	Memorandum of Lease

The exhibits attached hereto are incorporated into and made a part of this Lease.

iii

LEASE

THIS LEASE is made as of May 16, 2003, by and between WB MURPHY RANCH, L.L.C., a Delaware limited liability company (“Landlord”), and PHOENIX TECHNOLOGIES LTD., a Delaware corporation (“Tenant”).

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain office building located at 911 Murphy Ranch Road, Milpitas, California (the “Premises”) outlined on the floor plan attached hereto and marked EXHIBIT A, the Premises being agreed, for the purposes of this Lease, to have an area of approximately 86,452 rentable square feet, and part of a 5 building complex (the “Project”) more particularly described in EXHIBIT B attached hereto. Landlord represents that the Project currently contains approximately 352,358 rentable square feet of space. Tenant acknowledges and agrees that Landlord may elect to sell one or more of the buildings within the Project and that upon any such sale Tenant’s pro-rata share of those Direct Expenses allocated to the outside areas of the Project may be adjusted accordingly by Landlord, subject to the provisions of Section 4.1(a)(i) below. Landlord shall use reasonable efforts to obtain approval from the City of Milpitas (the “City”) to change the street address from 911 Murphy Ranch Road to 915 Murphy Ranch Road and shall keep Tenant informed about the status of such change. Landlord shall have no liability hereunder and shall not be in default if, despite using its reasonable efforts, the City refuses to grant permission. If the City grants permission, then from and after the City’s approval, the Premises shall be known as 915 Murphy Ranch Road and this Lease shall be deemed automatically amended as such.

Landlord and Tenant agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Lease is made upon the condition of such performance.

Landlord shall perform the Tenant Improvements described in the Work Letter attached hereto as EXHIBIT C.

ARTICLE 1

TERM

1.1 Commencement Date. The term of this Lease shall be for one hundred twenty (120) months (“Lease Term” or “Term”) unless sooner terminated as hereinafter provided, commencing on the date which is the earlier of:

(a) the date on which the Premises are Substantially Complete (as hereinafter defined); or

(b) the date that Tenant opens for business in the Premises.

The Premises shall be deemed to be “Substantially Complete” on the earliest of the date on which: (1) Landlord files or causes to be filed with the City, if required, and delivers to Tenant an architect’s notice of substantial completion, or similar written notice that the Premises are substantially complete, (2) Tenant first occupies all or any portion of the Premises, or (3) a certificate of occupancy (or a reasonably substantial equivalent such as a signoff from a building inspector or a temporary certificate of occupancy) is issued for the Premises; provided, however, that if the Premises are prevented from being Substantially Complete as a result of Delays Caused by Tenant (as defined in the Work Letter), then the Premises shall be deemed to be Substantially Complete on the date they would have been Substantially Complete but for such Delays Caused by Tenant. Determination that the Premises are Substantially Complete shall not, in and of itself, constitute satisfaction of Landlord’s obligation to complete the Tenant Improvements in strict compliance with the Work Letter.

1.1.1 The date that the Lease commences in accordance with this Article 1 shall be referred to herein as the “Commencement Date”. If the Commencement Date is not the first day of a calendar month, the Lease Term will be extended for the number of days remaining in the month in which the Commencement Date occurs. On and after the Commencement Date, the Lease shall continue in full force and effect for the period of time specified as the Lease Term or until this Lease is terminated as otherwise provided herein. Promptly following the Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit F acknowledging, among other things, the (a) Commencement Date, (b) scheduled termination date of this Lease, (c) Tenant’s acceptance of the Premises, and (d) amount of the Lease Termination Fee (as hereinafter defined). Tenant’s failure to execute the Commencement Date Memorandum shall not affect Tenant’s liability hereunder.

1.1.2 Reference in this Lease to a “Lease Year” shall mean a period of twelve successive calendar months. The first Lease Year will begin on the Commencement Date if the Commencement Date occurs on the first day of a calendar month. If it occurs on any day other than the first day of a calendar month, then the first Lease Year will commence on the first day of the calendar month next following the Commencement Date.

1.1.3 Landlord and Tenant estimate that the Commencement Date shall be November 1, 2003, but such estimate is not and shall not be deemed to be a representation or warranty by Landlord that Premises shall be ready for Tenant’s occupancy on such date.

1.1.4 At any time prior to the last day of the fifth (5th) Lease Year, Tenant may provide an irrevocable written notice (“Lease Termination Notice”) to Landlord terminating this Lease as of the last day of the sixth (6th) Lease Year (“Termination Date”), subject to the terms of this Section 1.1.4. The Lease Termination Notice shall only be effective if it is accompanied by the Lease Termination Fee, which shall be calculated by Landlord in the manner set forth in this Section 1.1.4, plus all monetary amounts which are then past due and are payable under the Lease. The “Lease Termination Fee” shall mean an amount equal to the unamortized value as of the Termination Date of the “Lease Concessions” (as hereinafter defined), based on an amortization of the Lease Concessions over the initial Lease Term, with an imputed interest rate of ten percent (10%) per annum, and is estimated to be $1,917,317 based on the anticipated cost of the Tenant Improvements, Moving Allowance and leasing commissions. The final amount of the Lease Termination Fee shall be confirmed by Landlord and Tenant by execution of the Commencement Date Memorandum. For purposes of this Section 1.1.4, “Lease Concessions” shall mean (i) the cost of the Tenant Improvements (as described in Exhibit C hereto), (ii) the amount of the Moving Allowance paid to Tenant, and (iii) the amount of real estate leasing commissions paid to any broker (and any unpaid amounts owed to any broker) by Landlord in connection with the negotiation and execution of this Lease. , Tenant shall pay the Lease Termination Fee to Landlord concurrently with the delivery of the Lease Termination Notice. Tenant shall have no right to exercise this early termination option and the same shall be null and void and irrevocably waived by Tenant if Tenant fails to comply with and perform each and every condition and obligation specified in this Section 1.1.4 at the time and in the manner provided herein. In the event Tenant properly exercises its right to terminate this Lease in accordance with this Section 1.1.4, this Lease shall terminate on the Termination Date.

ARTICLE 2

POSSESSION

2.1 Lease in Full Force and Effect. Tenant agrees that, if Landlord is unable to deliver possession of the Premises to Tenant on the scheduled Commencement Date, other than as a result of Delays Caused by Tenant (as defined in the Work Letter), (which shall result in a day for day extension for each day resulting from a Delay Caused by Tenant) and except as provided in this Section 2.1, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in such event the Lease Term shall not commence until Landlord tenders possession of the Premises to Tenant. Notwithstanding the foregoing, if the Commencement Date has not occurred by January 1, 2004 other than as a result of Delays Caused by Tenant (which shall result in a day for day extension for each day resulting from a Delay Caused by Tenant), then Tenant’s sole remedy shall be that Landlord shall reimburse Tenant an amount equal to the difference in basic monthly rent Tenant actually pays pursuant to its Old Lease (as hereinafter defined) during a hold-over of its Old Premises (as hereinafter defined) from and after January 1, 2004 and the basic monthly rent Tenant was actually paying during the last month of the term of its Old Lease (as hereinafter defined) within ten (10) days of receipt by Landlord of a statement setting forth such charges (and reasonable evidence therefor), for so long as the Commencement Date has not occurred, other than as a result of Delays Caused by Tenant (which shall result in a day for day extension for each day resulting from a Delay Caused by Tenant), Landlord’s exposure for the same not to exceed $60,621.40 on a per month basis. As used herein, the term Old Premises shall be and mean that certain premises leased by Montague LLC, successor-in-interest to The Equitable Life Assurance Society of the United States (“Old Landlord”) to Tenant and located at 411 East Plumeria Drive, San Jose, California (“Old Premises”) under that certain Lease by and between Old Landlord and Tenant, dated as of May 15, 1996 (the “Old Lease”). Tenant represents and warrants that Tenant’s base monthly rent under the Old Lease for the last month of Tenant’s term thereunder is $121,242.80 and that the hold-over penalty under the Old Lease is 150% of such base monthly rent. Notwithstanding anything to the contrary contained herein, if the Commencement Date has not occurred by April 1, 2004, other than as a result of Delays Caused by Tenant (which shall result in a day for day extension for each day resulting from a Delay Caused by Tenant), then

Tenant’s sole remedy shall be to terminate this Lease upon written notice to Landlord, no later than April 30, 2004 (as such date may be extended on a day to day basis for Delays Caused by Tenant), such termination to be effective upon the giving of such notice, and Landlord shall be entitled to exercise such termination right as well, in the same manner (provided, however, that in the event Landlord elects to so terminate, (i) Delays Caused by Landlord shall result in a day for day extension of such April 1 and April 30 dates, respectively, and (ii) Delays Caused by Tenant shall result in a day for day extension (not to exceed 15 days in the aggregate for all such Delays Caused by Tenant) of such April 1 and April 30 dates, respectively). Except as expressly provided in this Section 2.1, Tenant acknowledges that this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivery of possession of the Premises to Tenant or occurrence of the Commencement Date.

2.2. Acceptance by Tenant. Landlord shall deliver the Premises to Tenant on the Commencement Date in material compliance with all Applicable Laws (as hereinafter defined). Tenant has determined that the Premises are appropriate for Tenant’s use and Tenant acknowledges that, except as otherwise expressly provided in this Lease, neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant’s use. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project. Tenant’s possession of the Premises during the period of time, if any, prior to the Commencement Date, shall be subject to all the provisions of this Lease and shall not advance the expiration date.

2.3 Landlord’s Furniture, Fixtures and Equipment. There is currently located in the Premises certain items of furniture, fixtures and equipment belonging to Landlord (as more particularly described on Exhibit G hereto, “Landlord’s FF&E”). Tenant shall have the right to use Landlord’s FF&E during the Lease Term, and upon the expiration or earlier termination of the Lease shall return the same to Landlord in substantially the same condition as existed as of the Commencement Date, subject to ordinary wear and tear. Neither Landlord nor Tenant shall be obligated to replace worn-out items of Landlord’s FF&E, and Tenant may dispose of the same. Any furniture, fixtures and equipment owned by Tenant or installed by Tenant at its expense in the Premises, whether or not as replacement of worn-out items of Landlord’s FF&E, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term.

ARTICLE 3

RENT

3.1 Rent. Tenant shall pay to Landlord, in lawful money of the United States of America, at the address of Landlord designated on the signature page of this Lease or to such other person or at such other place as Landlord may from time to time designate in writing, the monthly base rent (the “Base Rent”) in advance, without notice, demand, offset or deduction, on the first day of each calendar month. Tenant shall pay the fifth month’s Base Rent on the date Tenant executes this Lease. Tenant shall pay the sixth month’s Base Rent on the first day of the sixth month of the Lease Term, and shall continue to pay Base Rent on the first day of each month thereafter (subject to adjustment as hereinafter provided) as follows:

Months of Term	Base Rent/Per Month
1-4	$0.00
5-12	$90,774.60
13-24	$93,497.84
25-36	$96,302.77
37-48	$99,191.86
49-60	$102,167.61
61-72	$105,232.64
73-84	$108,389.62
85-96	$111,641.31
97-108	$114,990.55
109-120	$118,440.26

If the Term commences or ends on a date other than the first or last day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. Tenant shall pay Landlord the Rent (as hereinafter defined) due under this Lease without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable.

3.2 Additional Rent. In addition to the Base Rent, Tenant agrees to pay as additional rental (the “Additional Rent” and together with the Base Rent, the “Rent”) the amount of rental adjustments and all other charges required by this Lease. All sums other than the Base Rent that Tenant is obligated to pay under this Lease will be Additional Rent, whether or not such sums are designated as Additional Rent.

3.3 Late Charge and Interest. Tenant acknowledges and agrees that the late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs, processing and accounting expenses, and increased debt service (the “Delinquency Costs”). If Landlord has not received any installment of Rent when due, Tenant shall pay a late charge (the “Late Charge”) equal to four percent (4%) of the delinquent amount; provided, however, that Tenant will be provided with three (3) grace periods in each twelve (12) month period, wherein Landlord will provide Tenant with written notice of such delinquent payment and Tenant shall have five (5) days in which to pay such delinquent Rent before the Late Charge applies. Tenant agrees that the Late Charge represents a reasonable estimate of the Delinquency Costs that will be incurred by Landlord. In addition, any amount not paid by one party to the other when due under this Lease shall bear interest from the date the amount was due until the date the amount is paid in full at a rate per annum (the “Applicable Interest Rate”) equal to the lesser of (a) the maximum interest rate permitted by law or (b) three percent (3%) above the prime rate in effect as of the due date as published in The Wall Street Journal (or, if such rate is no longer published, a substitute rate reasonably selected by Landlord). Landlord and Tenant agree that it is difficult to ascertain the damage that Landlord will suffer as a result of the late payment of any Rent and that the Late Charge and interest are the best estimates of the damage that Landlord will suffer in the event of late payment.

ARTICLE 4

RENTAL ADJUSTMENT

4.1 Rental Adjustment.

(a) For the purpose of this Lease, the following terms are defined as follows:

(i) Tenant’s Percentage. That portion of the Project occupied by Tenant divided by the total rentable square footage of the Project, which result is the following: 24.53527%. In the event that Landlord provides any of the services described in Section 4.1(a)(ii)(B), below, to less than entire Project, Tenant’s Percentage for such services shall mean the rentable square footage of Premises divided by the total rentable square feet of the portion of the Project to which such services are provided, as determined by Landlord. Notwithstanding anything to the contrary in the foregoing or elsewhere herein, “Tenant’s Percentage” with respect to Direct Expenses which relate solely to the Premises (as opposed to the Common Areas) shall be 100%. The objective of this Section 4.1 is to provide that Tenant shall be responsible (a) for 100% of the Direct Expenses which relate solely to the Premises and (b) for Tenant’s Percentage of the Direct Expenses which relate to the Common Area. Direct Expenses which relate to the entire Project which benefit the Premises as well as the rest of the Project shall be allocated to Tenant based on Tenant’s Percentage.

(ii) Direct Expenses. The term “Direct Expenses” shall include “Taxes” (as hereinafter defined) and “Operating Expenses” (as hereinafter defined).

(A) “Taxes” means the sum of any and all real and personal property taxes and assessments, possessory-interest taxes, service payments in lieu of such taxes or fees, similar taxes or assessments (including fees “in-lieu” of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public or quasi-public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the possession, leasing, operation, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring a leasehold interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with any and all costs and expenses (including, without limitation, attorneys, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking, the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Taxes during a particular year shall be deemed to refer to taxes accrued during such year, or portion thereof, during the Lease Term, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes shall survive the expiration or earlier termination of this Lease. In no event shall Tenant or any Tenant Party (as hereinafter defined) be entitled to file any property tax assessment appeal. Tenant’s obligations for Taxes for the last full and/or partial year(s) of the Term shall survive the expiration or early termination of the Lease. Tenant will have no obligation to pay for penalties and interest other than those attributable to Tenant’s failure to comply timely with its payment and other obligations pursuant to this Lease, any tax which may be levied upon net income or profits of Landlord or any personal property taxes, business or occupancy tax, gift, franchise, capital levy, or transfer taxes which may be levied against any estate or interest of Landlord, land development fees, including assessments of any kind for utilities and improvements installed in connection with the initial development of the Project, except to the extent such taxes or assessments are currently imposed. Taxes and assessments that apply to a period not within the Term (as it may be extended, as applicable) shall be prorated, so that only the portion attributable to the Term shall be part of Direct Expenses.

(B) “Operating Expenses” means the total costs and expenses incurred by Landlord during the term of this Lease in the operation, maintenance, repair and management of the Project (provided that they relate to the Premises, or to the Premises and some portion of the rest of the Project) and/or the Common Area (as hereinafter defined) (including, without limitation, the costs incurred by Landlord under the CC&Rs if Landlord incurs such costs under the CC&Rs for the operation, maintenance, repair, replacement and management of the Project and the Common Area in lieu of incurring such costs directly for the operation, maintenance, repair, replacement and management of the Common Area), and the Premises including, but not limited to, (a) repairs to and maintenance of the roof (and roof membrane), except for the Roof Repair (as hereafter defined), which shall not be included in Operating Expenses, skylights and exterior walls of the Premises; (b) cleaning, maintenance, repair, replacement, utility costs and landscaping of the entrances, lobbies and other public areas of the Premises, walkways, landscaped areas, driveways necessary for access to the Premises, parking areas (including sweeping, striping and slurry coating (but not the first slurry coating and striping after the date hereof)), common driveways, outdoor lighting, walkways, landscaping, and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project (the “Common Area”), and other costs which are allocable to the Common Area or the Premises; (c) the costs and premiums relating to the insurance maintained by Landlord with respect to the Project, including, without limitation, Landlord’s cost of any reasonable self-insurance deductible or retention; (d) service and maintenance contracts for, and the repair and replacement of, the heating, ventilation and air-conditioning (HVAC) systems (except that the costs of acquiring one turbine for the HVAC (“Turbine”) the first time for Tenant’s exclusive use shall not be an Operating Expense) and elevators, if any, and maintenance, repair, replacement, monitoring and operation of the fire/life safety system, (e) service and maintenance contracts for security, cleaning, janitorial (excluding such cleaning and janitorial services within the Premises, which shall be performed by Tenant at its sole cost and expense) and landscaping services; (f) trash collection (g) all wage and labor costs, including fringe benefits, applicable to persons engaged in the operation, maintenance and repair of the Project as Landlord’s employees; (h) capital improvements made to or capital assets acquired for the Premises or the Common Area after the Commencement Date that (1) are intended to reduce Operating Expenses, to the extent they actually do reduce Operating Expenses, or (2) are reasonably necessary for the health and safety of the occupants of the Project or (3) are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, and all Environmental Laws (as hereinafter defined), relating to or affecting the Project or the Premises or the use or operation thereof, hereafter enacted, and existing laws (including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”)) if and to the extent the same may be hereafter amended from time to time, and any CC&Rs, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, “Applicable Laws”), which capital costs, or an allocable portion thereof, shall be amortized over the period reasonably determined by Landlord, together with interest on the unamortized balance at the Applicable Interest Rate (as hereinafter defined) in effect as of the date such capital cost is first incurred with respect to the applicable capital improvement; and (i) any other similar costs incurred by Landlord related to the Project (provided that they relate to the Premises, or to the Premises and some portion of the rest of the Project) and/or the Common Area. Operating Expenses shall also include an administrative fee to Landlord for accounting and project management services relating to the Project equal to five percent (5%) of the actual total costs for maintenance and operation of the Common Area and the Premises but the basis will be exclusive of expenses in connection with Landlord’s development, management and administrative fees paid to third parties to perform any or all of Landlord’s supervisory and administrative obligations, and the costs of insurance premiums and property taxes and assessments (but not costs incurred contesting property taxes and assessments). Operating Expenses shall also include all costs and fees incurred by Landlord in connection with the management of this Lease and the Premises including the cost of those services which are customarily performed by a property management services company, whether performed internally or through an outside management company, including, without limitation, costs paid to the property manager’s agents or employees. Operating Expenses shall not include (i) costs associated with construction, tenant improvement, real estate commissions and attorneys’ fees incurred in connection with new leases, (ii) any costs associated with the construction, maintenance, or operation of buildings or other spaces in the Project intended for lease to other tenants and associated improvements, depreciation and loan payments, except for such expenses which benefit the Premises, or the Premises and some portion of the rest of the Project, (iii) costs to correct construction defects, or (iv) costs of repairs or other work as to which Landlord is reimbursed by insurance or a third party. Operating Expenses that cover a period not within the Lease Term will be prorated.

(b) Payment of Direct Expenses.

(i) Tenant shall pay to Landlord as Additional Rent Tenant’s Percentage of Direct Expenses paid or incurred by Landlord. Tenant shall pay such Additional Rent to Landlord without offset or deduction, concurrently with the regular monthly Base Rent payment next due following the receipt of such statement from Landlord setting forth the amount owed by Tenant.

(ii) On or before April 30th of each year (except for the first year of the Lease Term, in which case, on or before December 31st of such year) (and from time to time as

Landlord reasonably determines appropriate), Landlord shall provide Tenant with Landlord’s estimate of the Tenant’s Percentage of Direct Expenses for the calendar year (the “Landlord’s Estimate”). This estimated amount shall be divided into twelve equal monthly installments; provided, however, that Landlord may adjust such amounts from time to time, or divide them into something other than twelve equal monthly installments, in order to allow for the Landlord’s Estimate to bear an equitable relationship to Tenant’s Percentage of reasonably anticipated Direct Expenses over the calendar year. Tenant shall pay to Landlord without offset or deduction, concurrently with the regular monthly Base Rent payment next due following the receipt of such statement, an amount equal to one monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly Base Rent payments for the balance of that calendar year and shall continue until the next calendar year’s statement is rendered.

(iii) As soon as possible after the end of each calendar year, Landlord shall provide Tenant with a statement showing the amount of Tenant’s Percentage of Direct Expenses and the amount of Landlord’s Estimate actually paid by Tenant (the “Operating Expense Statement”). Thereafter, Landlord shall reconcile the above amounts and shall either bill Tenant for the balance due (payable within thirty (30) days of receipt) or credit any overpayment by Tenant towards the next monthly installment of Landlord’s Estimate falling due, as the case may be.

(c) Tenant’s obligation to pay Tenant’s Percentage of Direct Expenses shall survive the expiration or termination of this Lease. Tenant’s Percentage of Direct Expenses shall be paid by Tenant when due even though the Term has expired and/or Tenant has vacated the Premises.

(d) Landlord will keep full, accurate, and separate books of account with backup documentation covering the Direct Expenses for three years after the close of each calendar year. Tenant will have the right at reasonable times during the term to inspect and obtain copies of such records. In addition, Tenant is entitled, once during any calendar year and once within thirty (30) days after expiration or termination of this Lease, to an independent audit by an Accounting Firm (as defined below) designated by Tenant of Landlord’s books and records to determine Tenant’s Direct Expenses charges. Audits may be conducted at any reasonable time, upon at least twenty (20) days prior, written notice to Landlord, and will be conducted at normal business hours at the Project or at another reasonably convenient location designated by Landlord. Tenant will promptly pay to Landlord any deficiency or Landlord will promptly refund to Tenant any overpayment, as the case may be, which is conclusively established by the audit. Tenant’s right to audit for any subject year shall expire one (1) year after the delivery to Tenant of the Operating Expense Statement for the calendar year which Tenant desires to audit and, unless such right is exercised prior to such time, Tenant shall have waived its right to request such an audit for such time period. The costs of the audit will be borne by Tenant unless the audit shows that Landlord overstated Tenant’s Direct Expenses charges by more than 5% for the period examined, in which case the reasonable and necessary third party out-of-pocket costs for the audit will be borne by Landlord. The audit shall only be conducted by a reputable accounting firm (“Accounting Firm”). As a condition precedent to any such audit, Tenant shall deliver to Landlord a copy of Tenant’s written agreement with such Accounting Firm, which agreement shall include provisions which state that: (A) such Accounting Firm is not being engaged as a contingency or other incentive based auditor; (B) such Accounting Firm will not in any manner solicit any other tenant of the Project with respect to an audit or other review of Landlord’s accounting records at the Project, and (C) such Accounting Firm shall maintain in strict confidence any and all information obtained in connection with the Audit and shall not disclose such information to any person or entity other than to the management personnel of Tenant. Prior to the commencement of any such audit, the Accounting Firm, Landlord and Tenant shall enter into a confidentiality agreement in form and substance acceptable to Landlord whereby the Accounting Firm and Tenant shall covenant, among other things, that the Accounting Firm and the Tenant shall keep the books and records of Landlord in strict confidence.

ARTICLE 5

CONDITIONS TO COMMENCEMENT

5.1 Memorandum of Lease. The continuation of this Lease and the Commencement Date are conditioned upon delivery to Tenant of the Memorandum of Lease (as hereinafter defined), duly executed and acknowledged by Landlord.

ARTICLE 6

USE

Tenant shall use the Premises for general office, administrative, staff training and software research and development, and other legally permitted uses which have been approved by Landlord and are consistent with all City ordinances and Tenant shall not use or permit the Premises to be used for any other purpose without Landlord’s prior written consent. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Premises or Project. Landlord represents to Tenant that as of the date of this Lease, general office use (without taking into account Tenant’s specific contemplated use) is a permitted use under Applicable Laws applicable to the Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Premises and/or Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Insurance Service Offices, formerly known as the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Landlord hereby agrees and acknowledges that Tenant, its employees and invitees shall have the non-exclusive right to use the Common

Area, including the outdoor sand volleyball courts, basketball court, walking/jogging trails, and picnic areas which are part of the Common Area during Landlord’s ownership of such Common Area, or such portions thereof (but excluding therefrom the cafeteria, except to the extent it is operated by Avaya and access thereto is made available to other tenants), subject to Landlord’s right to reasonably change and reconfigure the Common Areas, including without limitation such recreational facilities; and during Landlord’s ownership of the Common Area, Landlord shall make no changes to the Common Area which would materially adversely affect Tenant’s reasonable use thereof, provided, further, that after Landlord no longer owns all of the Common Areas, it shall ensure that the same are subject to CC&Rs that are intended to reasonably protect Tenant’s rights under this Article 6. Tenant shall have access to the Premises 24 hours per day, 365 days per year. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant’s use of the Premises shall be subject to and Tenant shall comply with all Applicable Laws and any recorded covenants, conditions and restrictions (“CC&Rs”) now in place or hereinafter recorded, as the same may be amended from time to time, provided that Tenant shall have received copies of such CC&Rs for Tenant’s review prior to Tenant’s execution of this Lease or prior to the Tenant becoming bound by the same. Tenant acknowledges that there have been and may be from time to time recorded easements and/or declarations granting or declaring easements for parking, utilities, fire or emergency access, and other matters. Tenant’s use of the Premises shall be subject to and Tenant shall comply with any and all such easements and declarations. Landlord covenants not to enter into or approve any new CC&R’s or future amendments or modifications to CC&Rs during the Term of this Lease if the same would materially decrease Tenant’s rights or materially increase Tenant’s obligations under this Lease, or materially adversely interfere with the peaceful enjoyment of the Premises and Common Areas as contemplated in this Lease; provided, however, that Tenant acknowledges that Landlord intends to enter into CC&R’s, and that as long as they do not materially decrease Tenant’s rights or materially increase Tenant’s obligations under this Lease, or materially adversely interfere with the peaceful enjoyment of the Premises and Common Areas as contemplated in this Lease, Landlord may do so, without Tenant’s consent, and such CC&R’s shall be superior to the Lease. Tenant’s use of the Premises shall be subject to such reasonable guidelines as may from time to time be prepared by Landlord. Tenant acknowledges that governmental entities with jurisdiction over the Project may, from time to time promulgate laws, rules, plans and regulations affecting the use of the Premises, including, but not limited to, traffic management plans and energy conservation plans. Tenant’s use of the Project shall be subject to and Tenant shall comply with any and all such laws, rules, plans, and regulations. Tenant, at its sole cost, shall comply with any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Common Area or the Project (“Environmental Laws”). Tenant will have no liability for the costs of compliance with laws applicable to the Premises as of the date of delivery of possession of the Premises to Tenant if the Premises were not in compliance with such laws on such date except to the extent that compliance is required (i) by reason of Tenant’s specific use of the Premises (and not applicable to office buildings generally), or (ii) as a result of work performed or alterations made by Tenant on or to the Premises. To the extent that Tenant is not liable for the costs of compliance with laws pursuant to the foregoing, Landlord will be liable for the costs of such compliance. If Tenant does store, use or dispose of any “Hazardous Materials” (as hereinafter defined), Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises. As used herein, “Hazardous Materials” means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants other than those contained in standard kitchen units (including those substances defined in the Environmental Protection Agency’s “Refrigerant Recycling Rule,” as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects.

If during the initial Lease Term food service (consisting of an offering of breakfast and lunch foods) is not offered at the Project during customary breakfast and lunch hours on business days, Tenant shall be entitled to a credit against Base Rent calculated as follows: (i) during the first sixty (60) consecutive days that such food service is not offered, the rent credit shall be a monthly amount equal to (x) the number of rentable square feet within the initial Premises (i.e., not including any expansion of the Premises pursuant to Article 54 or otherwise) occupied by the originally named Tenant, a Tenant Affiliate and/or any Permitted Assignee, multiplied by (y) $0.05; (ii) from and after the sixty-first (61st) consecutive day that such food service is not offered and continuing until the earlier of (x) the expiration of the initial Lease Term or earlier termination of this Lease, or (y) the date when such food service is offered at the Project by anyone other than Tenant, a Tenant Affiliate or any Permitted Assignee, the rent credit shall be a monthly amount equal to (1) the number of rentable square feet within the initial Premises (i.e., not including any expansion of the Premises pursuant to Article 54 or otherwise) occupied by the originally named Tenant, a Tenant Affiliate and/or any Permitted Assignee, multiplied by (2) $0.10. In no event shall Tenant be entitled to any such rent credit after the expiration of the initial one hundred twenty (120) month Lease Term, or with respect to any space added to the Premises pursuant to Article 54 or otherwise.

ARTICLE 7

NOTICES

Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Premises, or to Landlord at its address set forth at the end of this Lease. Either party may specify a different address or addresses for notice purposes by written notice to the other.

ARTICLE 8

BROKERS

Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except (i) Jerry Inguagiato and Lawrence W. Bramon of CB Richard Ellis, Inc., who represent Tenant, and (ii) Craig Fordyce and Michael Rosendin of Colliers International, whose commissions shall be payable by Landlord pursuant to a separate written agreement between such parties and Landlord. Each party warrants to the other that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with the Lease.

ARTICLE 9

HOLDING OVER; SURRENDER

9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord’s option, constitute a month-to-month tenancy (the “Hold Over”), at a rent equal to, for the first two months of the Hold Over, one hundred ten percent (110%) of the greater of (a) the then fair market value of the base rent for the Premises as determined by Landlord and (b) the Base Rent in effect immediately prior to the Hold Over. For the remaining term of the Hold Over, Tenant’s monthly rent shall be equal to one hundred twenty five percent (125%) of the greater of (a) the then fair market value of the base rent for the Premises as determined by Landlord and (b) the Base Rent in effect immediately prior to the Hold Over. The Hold Over shall otherwise be on all the other terms and conditions of this Lease. The provisions of this Section 9.1 shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys’ fees and brokerage commissions.

9.2 Surrender. Upon the termination of this Lease or Tenant’s right to possession of the Premises, Tenant will surrender the Premises broom clean, together with all keys, in good condition and repair, reasonable wear and tear excepted. Tenant shall patch and fill all holes within the Premises caused by Tenant. In no event may Tenant remove from the Premises any mechanical or electrical systems or any wiring or any other aspect of any systems within the Premises. Conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements in accordance with this Lease shall not be deemed “reasonable wear and tear.”

ARTICLE 10

TAXES ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, or, if tax bills are not sent directly to Tenant from the tax collector, thirty (30) days after receipt of the bill from Landlord, whichever is later, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property of if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the amount of such taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

ARTICLE 11

CONDITION OF PREMISES

Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business. Notwithstanding the foregoing, Landlord covenants to maintain the Common Area in good condition, including keeping the Common Area neat and clean, sufficiently lighted, properly landscaped, and repaired.

ARTICLE 12

ALTERATIONS

(a) Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord’s prior written consent (and the parties hereto agree that, without limitation, Landlord may take into account, in deciding whether or not to grant consent, the cost of removal of any such items and restoration of the Premises thereafter), and then only by contractors or mechanics approved by Landlord. Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities of the Premises or Project or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices, and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Insurance Service Offices formerly known as the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least five (5) days written notice of the proposed commencement of such work and shall, if the cost of such work exceeds $200,000 and if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Premises or Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within ten days after notice to Tenant of the filing thereof, at the cost and expense of Tenant. Subject to any contrary agreement reached by Landlord and Tenant, all alterations, including Permitted Alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Tenant may, by written notice to Landlord prior to the expiration of the Lease Term, remove all partitions, counters, railings and the like installed by or on behalf of Tenant (except for Tenant Improvements), and Tenant shall repair all damage resulting from such removal or, if not so removed and repaired, Tenant shall pay to Landlord all costs arising from such removal and repair. Notwithstanding the foregoing, Tenant may construct non-structural alterations which do not adversely affect the value of the Premises or materially impact any of the building systems, if the cost of installation thereof does not exceed Fifty Thousand and No/100 Dollars ($50,000.00) with respect to any single project or One Hundred Thousand and No/100 Dollars ($100,000.00) (in the aggregate, including prior Permitted Alterations) during any calendar year (“Permitted Alterations”), without Landlord’s prior approval (but Tenant shall be required, prior to making the Permitted Alterations, to inform Landlord of the same, and Landlord shall have the right to determine whether Tenant must remove such Permitted Alterations upon the expiration of the Lease Term, as provided herein, by expressing such intent to Tenant and Tenant shall be bound by such election) and Tenant shall in all events provide written notice to Landlord, as required herein, prior to the commencement of such work.

(b) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, dispose of the same in the manner provided by law, and charge the costs thereof together with interest to Tenant as provided by law.

(c) Tenant may, at its sole cost and expense, install one or more satellite antenna dishes on the roof of the Premises without charge therefor by Landlord. Prior to any such installation, Tenant shall provide to Landlord for its approval (which shall not be unreasonably withheld or delayed) Tenant’s plans showing the proposed location of such installation, and shall not commence such installation until obtaining Landlord’s approval. All work related to the installation of the satellite antenna dish shall be done in accordance with all Applicable Laws and the terms and provisions of this Lease.

ARTICLE 13

REPAIRS

13.1 Tenant. Without in any way limiting Landlord’s obligations under this Lease to construct the Tenant Improvements, by entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant, at Tenant’s sole cost and expense, shall keep, maintain and preserve the Premises in first class condition and repair, and shall, when and if needed, at Tenant’s sole cost and expense, make all repairs to the Premises and every part thereof, including, without limitation, Tenant’s trade fixtures, installations, equipment and other personal property items within the Premises; all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC (but subject to Section 13.2 (b) hereof); all fixtures, interior walls, floors, carpets and ceilings; all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and any automatic fire extinguisher equipment in the Premises. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry. Tenant shall maintain continuously throughout the Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every 60 days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least thirty (30) days’ prior written notice to Landlord. Tenant shall be responsible for all cleaning and janitorial services to be performed within the Premises, and shall contract with a provider of such services reasonably acceptable to Landlord providing for the regular cleaning of the Premises. Tenant shall also be responsible for the repair, maintenance and replacement of all interior supplemental air conditioning units serving the Premises. All such repairs, maintenance and replacements by Tenant shall be performed in a good and workmanlike manner. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted. Except as otherwise expressly set forth in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Tenant acknowledges, agrees and affirms that Landlord has made no representations to Tenant respecting the condition of the Premises or the Project, other than Landlord’s covenant to construct and install the Tenant Improvements. Without limiting the foregoing, Tenant shall, at Tenant’s sole expense, be responsible for repairing any area damaged by Tenant, Tenant’s agents, employees, invitees and visitors (it being understood that Tenant may use any proceeds available from the insurance maintained by Tenant and Landlord, respectively, pursuant to Article 20 to reimburse Tenant for such expenses, provided that the unavailability or insufficiency of such proceeds shall not in any way limit Tenant’s obligations hereunder). All repairs and replacements by Tenant shall be made and performed: (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Project or any of the mechanical, electrical, plumbing or other systems in the Premises or the Project, and (e) in accordance with the Rules and Regulations attached hereto as EXHIBIT D and all Applicable Laws. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with its obligations under the Lease, Landlord shall have the right, but not the obligation, to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant’s sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the cost of the maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repairs, as required by any Applicable Law, and shall use certified technicians to perform such maintenance and repairs, as so required. Tenant shall promptly deliver to Landlord full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises.

13.2 Landlord. (a) Anything contained in Section 13.1 above to the contrary notwithstanding, and subject to Section 13.2(b) below, as items of Operating Expenses, Landlord shall repair and maintain the structural portions of the Premises, including the foundations and roof structure, and shall repair and maintain the elevators, life safety and security systems, and heating, ventilating and air conditioning systems installed or furnished by Landlord, and perform roof repair and maintenance to the Premises. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Premises or to mechanical equipment within the Premises performed by, or on behalf of, Tenant or to special equipment or systems installed by, or on behalf of, Tenant, (ii) the installation, use or operation of Tenant’s property, fixtures and equipment, (iii) the moving of Tenant’s property in or out of or in and about the Premises, (iv) Tenant’s use or occupancy of the Premises in violation of Article 6 of this Lease or in a manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant or any employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants of Tenant (individually, a “Tenant Party” and collectively, “Tenant’s Parties”), (vi) fire and other casualty, except as provided by Article 21 of this Lease or (vii) condemnation, except as provided in Article 22 of this Lease. Landlord shall have no obligation to make repairs under this Section 13.2 until a reasonable time after (a) Landlord first becomes aware of the need for such repairs, or (b) receipt of written notice from Tenant of the need for such repairs, whichever is earlier. Except as provided in Article 21 of this Lease, there shall be no abatement of Rent during the performance of such work. Except for the initial Tenant Improvements, if any, provided for in the Work Letter, Landlord shall have no obligation during the Term of this Lease to remodel, repair, improve, decorate or paint any part of the Premises or to clean, repair or replace carpeting or window coverings. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord, except to the extent, if any, that Landlord may be liable therefor under Section 18.2 hereof. Without affecting Tenant’s rights under Section 23.3 hereof, Tenant waives any right to repair the Premises and/or the Common Area at the expense of Landlord under any Applicable Laws including without limitation Sections 1941 and 1942 of the California Civil Code.

(b) Landlord shall perform the following, none of which shall be charged to Tenant as Operating Expenses: (i) immediately acquire a Turbine for the HVAC, storing the same as a spare, and inserting it if and when required, but only the first time the same is required; (ii) slurry coat and stripe the parking areas the first time the same is required; and (iii) cause repairs to the roof of the Building pursuant to that certain letter from Alliance Roofing to Jerry Inguagiato dated April 25, 2003 and a fax letter from Alliance Roofing to Jerry Inguagiato dated April 24, 2003 (such work, the first time such work is performed, is referred to herein as the “Roof Repair”).

ARTICLE 14

LIENS

Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against the Premises or Project, nor against Tenant’s leasehold interest in the Premises, as a result of work undertaken by Tenant or any Tenant Party or anyone claiming by, through or under Tenant or any Tenant Party. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. Tenant will give Landlord prior written notice of Tenant’s intention to contest any such lien, in which case upon demand by Landlord, Tenant shall procure and record a lien release bond under applicable law in an amount sufficient to remove the lien of record. If a judgment is rendered against Tenant by a court of competent jurisdiction, Tenant will satisfy such judgment at once. If Tenant does not post the release bond or fails to pay any such adverse judgment for foreclosure of a lien within thirty (30) days after the request of the Landlord, then Landlord may pay the judgment and/or otherwise take action to remove such liens, as Landlord may determine, and Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

ARTICLE 15

ENTRY BY LANDLORD AND RESERVED RIGHTS OF LANDLORD

Landlord shall have the right to enter the Premises at reasonable times and upon 24 hours prior written notice (with no such notice required in the event of an emergency) for any lawful reason and/or to undertake the following, without limitation: to inspect the Premises; to supply any service to be provided by Landlord to Tenant hereunder; to show the Premises to prospective purchasers or tenants; to post notices of nonresponsibility, to alter, improve or repair the Premises or Project; to install, use, maintain, repair, alter, relocate (to the extent the same are not located in the Premises but are instead located in the common areas or other portions of the Project) or replace any pipes, ducts, conduits, wires, equipment or other facilities in the common areas or the Premises or Project; to grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions affecting the Project and/or amendments to CC&Rs as specified elsewhere herein; change the name of the Premises or Project; affix reasonable signs and displays; and, during the last nine (9) months of the Term, place signs for the rental of and show the Premises to prospective tenants, all without being deemed guilty of any eviction of Tenant and without abatement of Rent. Landlord may, in order to carry out any of the foregoing purposes, erect scaffolding and other necessary structures where required by the character of the work to be performed, provided, however, that Landlord shall make reasonable efforts to undertake such work during evenings and on weekends, and in a manner to minimize any interference with Tenant’s business. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises, except to the extent resulting from Landlord’s negligence or willful misconduct. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or any eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant.

ARTICLE 16

UTILITIES AND SERVICES

Tenant shall be responsible for contracting with all necessary utility companies and providers to provide to the Premises all heat, light, gas, power, electricity, telephone and all other utilities required by Tenant and/or the Premises. Landlord represents that the Premises are separately metered for the following utilities: electrical, gas, domestic water and fire water. Tenant shall pay for all heat, light, gas, power, electricity, telephone or other service metered to Tenant and/or the Premises, which services shall not be included in the Operating Expenses. In no event shall Landlord incur any liability as a result of any interruption of the provision of any of the foregoing utility services to Tenant, except to the extent resulting from Landlord’s negligence or willful misconduct. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such interruption and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such interruption.

ARTICLE 17

BANKRUPTCY

If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty days from the date thereof, or if a receiver or trustee shall be appointed of Tenant’s property and the order appointing such receiver or trustee shall not be set aside or vacated within thirty days after the entry thereof, or if Tenant shall assign Tenant’s estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Section 23(b) hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article 17.

ARTICLE 18

INDEMNIFICATION

18.1 Tenant. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord’s affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon (collectively, “Losses”), arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) any default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or (b) Tenant’s use of the Premises, the conduct of Tenant’s business or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Common Area and portions of the Project; provided, however, that under both of (a) and (b) above, Tenant shall not be responsible for and Landlord hereby waives any right to, consequential or punitive damages. Tenant’s foregoing indemnity obligation will, however, exclude Losses to the extent the same results from the negligence or willful misconduct of Landlord, its employees or agents (individually, a “Landlord Party” and collectively, the “Landlord Parties”). Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever, except to the extent resulting from Landlord’s negligence or willful misconduct. The obligations of Tenant under this Article 18 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

18.2 Landlord. Landlord will indemnify Tenant and the Tenant Parties from and against any and all Losses arising in any way from (a) the gross negligence or willful misconduct of Landlord or its representatives, including, without limitation, in connection with the construction of the Project, the use of the Common Area and the Project other than the Premises, the management of the Project, or any activity, work, or thing done or permitted by Landlord or any Landlord Party in or about the Common Area, or (b) any breach or default on Landlord’s part under this Lease; provided, however, that under both of (a) and (b) above, Landlord shall not be responsible for and Tenant hereby waives any right to, consequential or punitive damages. Landlord’s foregoing indemnity obligation will, however, exclude Losses arising in any way from the negligence or willful misconduct of Tenant or the Tenant Parties. The obligations of Landlord under this Article 18 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

ARTICLE 19

DAMAGE TO TENANT’S PROPERTY

Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Project, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or from any other cause whatsoever, except to the extent resulting from Landlord’s negligence. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment.

ARTICLE 20

TENANT’S INSURANCE

20.1 (a) Tenant’s Insurance. Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

(i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage (“Broad Form”) and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant’s expense, and which is located in the Project including, without limitation, furniture, fittings, installations, fixtures (other than Tenant improvements installed by Landlord), and any other personal property in an amount not less than ninety percent (90%) of the full replacement cost thereof. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

(ii) Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $2,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the hazards of premises and operation, independent contractors, contractual liability (covering the Indemnity contained in Article 18 hereof) and shall (1) name Landlord as an additional insured, and (2) contain a cross liability provision, and (3) contain a provision that “the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord.”

(iii) Workers’ Compensation and Employer’s Liability insurance (as required by state law).

(iv) Rental loss insurance or business interruption insurance sufficient to cover an amount equal to all unpaid Rent which would be due for a period of twelve (12) months under the Lease. The amount of such coverage shall be increased from time to time during the Term as and when the Rent increases (including estimated increases in Additional Rent as reasonably determined by Landlord). In the event Tenant satisfies its obligations pursuant to this clause (iv) by maintaining business interruption insurance, Tenant shall pay to Landlord out of any such proceeds received by Tenant an amount equal to all Rent for the applicable period covered by such proceeds (not to exceed twelve (12) months), without regard to any rental abatement provided herein.

(v) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself, but only if landlords of projects similar to the Project are requiring their tenants to obtain such insurance.

(b) All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of “A-VII” or better, as set forth in the most current issue of Bests Insurance Guide. Within ten days after the execution of this Lease, Tenant shall deliver to Landlord certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this section, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

(c) Notwithstanding anything to the contrary in this Lease, the parties hereto agree not to make a claim against the other, or the other’s respective agents, employees, successors, assignees and subtenants with respect to any liability hereunder, which the other would otherwise be responsible for, for damage to any property that is caused by or results from a risk which is required to be insured against under the Lease, without regard to the negligence or willful misconduct of the entity so released. The parties hereto also agree that their respective insurance policies shall contain a waiver of subrogation endorsement. All of Landlord’s and Tenant’s repair and indemnity obligations under the Lease shall be subject to the waiver contained in this paragraph.

20.2 Landlord’s Insurance.

(a) Landlord shall, during the term hereof, as components of Operating Expenses, keep in full force and effect the following insurance:

(i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, and special extended coverage (“Broad Form”), upon all property owned by Landlord or for which Landlord is legally liable, and which is located in the Project including, without limitation, the Common Area (while Landlord owns the same), and any personal property of Landlord’s, in an amount not less than ninety percent (90%) of the full replacement cost thereof.

(ii) Commercial General Liability Insurance insuring Landlord against any liability arising out of the use or maintenance of the Common Area and all areas appurtenant thereto (while Landlord owns the same). Such insurance shall be in the amount of $2,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the hazards of premises and operation, independent contractors, and contractual liability.

(b) All policies shall be taken out with insurance companies holding a General Policyholders Rating of “A-VII” or better, as set forth in the most current issue of Bests Insurance Guide. Within ten days after the execution of this Lease, and within ten (10) days prior to the expiration of such policies, Landlord shall deliver to Tenant certificates evidencing the existence of the amounts and forms of coverage.

ARTICLE 21

DAMAGE OR DESTRUCTION

21.1 Casualty. If the Premises should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within one hundred eighty (180) days from the time the Premises was damaged or destroyed or (b) in more than one hundred eighty (180) days from the time the Premises was damaged or destroyed.

21.1.1 Less Than 180 Days From Damage or Destruction. If the Premises should be damaged only to such extent that rebuilding or repairs can reasonably be completed within one hundred eighty (180) days from the time the Premises was damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to pay for the full repair of all damage (less any deductible, and provided that Landlord shall use diligent efforts to avail itself of such proceeds), Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only during the period the Premises are unfit for occupancy.

21.1.2 Greater Than 180 Days From Damage or Destruction. If the Premises should be damaged to such extent that rebuilding or repairs cannot be completed in less than one hundred eighty (180) days from the time the Premises was damaged or destroyed, then, either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord specifying such time period of repair, in which case this Lease shall terminate and Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease Landlord shall commence and prosecute to completion the repairs to the Premises, provided that insurance proceeds are available to pay for the full repair of all damage (less any deductible, and provided that Landlord shall use diligent efforts to avail itself of such proceeds), except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property. If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only during the period the Premises are unfit for occupancy.

21.1.3 Premises Not Completed within 180 Days After Damage or Destruction. In the event that repair or restoration is not completed within one hundred eighty (180) days, but subject to Delays Caused by Tenant (which shall result in a day for day extension for each day resulting from a Delay Caused by Tenant), from the time the Premises was damaged or destroyed, then, either Landlord or Tenant may terminate this Lease by giving written notice to the other within twenty (20) days after such 180-day period (subject to Delays Caused by Tenant (which shall result in a day for day extension for each day resulting from a Delay Caused by Tenant)), in which case this Lease shall terminate and Rent shall be abated from the date Tenant vacates the Premises. Notwithstanding the foregoing, this Lease shall not terminate, but shall continue in full force and effect, if the repairs are then substantially completed such that Tenant can occupy a substantial portion of the Premises and conduct its business therein within two hundred (200) days from the time the Premises was damaged or destroyed.

21.1.4 Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises shall be damaged within the last year of the Lease Term in a manner which unreasonably interferes with Tenant’s use of the Premises, and if the cost to repair or reconstruct the portion of the Premises which was damaged or destroyed shall exceed $50,000, then, irrespective of the time necessary to complete such repair or reconstruction, either Landlord or Tenant may terminate the Lease effective upon the occurrence of such damage, by giving written notice within twenty (20) days after notice from Landlord specifying the estimated cost of repair, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other rights and options of Landlord or Tenant under this Article 21.

21.2 Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord Tenant’s share of any reasonable deductible or retention amount payable under the property insurance for the Premises. In the event that the Premises is damaged to the extent Tenant is unable to use the Premises and such damage is caused by a casualty which is not ordinarily insurable, then Landlord shall have the right at Landlord’s option, in Landlord’s sole and absolute discretion, either (i) to repair such damage as soon as reasonably possible at Landlord’s expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant’s commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord’s estimated cost of such repairs not later than five (5) business days prior to Landlord’s commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within ten (10) business days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord’s final payment to Landlord’s contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, Landlord shall have the right, in Landlord’s sole and absolute discretion, to immediately terminate this Lease to be effective as of the date of the occurrence of the damage.

21.3 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law, including without limitation any rights granted under Section 1932, subdivision 2, and Section 1933, of the California Civil Code.

ARTICLE 22

EMINENT DOMAIN

22.1 Total Condemnation. If all of the Premises is condemned by eminent domain or sold under threat of condemnation for any public or quasi-public use or purpose (“Condemned”), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

22.2 Partial Condemnation. If any portion of the Premises is condemned and such partial condemnation materially impairs Tenant’s ability to use the Premises for Tenant’s business, Landlord shall have the option in Landlord’s sole and absolute discretion of either (i) relocating Tenant to comparable space within the Project or (ii) terminate this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant’s ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord (and Landlord shall use diligent efforts to avail itself of such proceeds), excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession and Rent shall be equitably adjusted.

22.3 Award. In the event of any taking, Landlord and Tenant may separately pursue their claims against the condemning authority. Tenant will be entitled to receive, and Landlord will have no right to pursue for itself, any award for claims based on the adjusted book value (deemed to be the amortized or depreciated value for book purposes) of construction of any alterations installed at Tenant’s expense, loss of or damage to Tenant’s personal property, loss to Tenant because of interruption of business, Tenant’s loss of goodwill and Tenant’s cost of removal and relocation. Tenant will have no right to pursue claims or retain any award to which Landlord is entitled so as inequitably to diminish Landlord’s award. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

22.4 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord’s property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section.

ARTICLE 23

DEFAULTS AND REMEDIES

23.1 Event of Default. The occurrence of any one or more of the following events shall constitute a default (an “Event of Default”) hereunder by Tenant:

(i) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer while in default of any provision of this Lease.

(ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder within five (5) business days after written notice has been given to Tenant that such payment is delinquent.

(iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 23.1(a)(i) or (ii) above, if the failure is not cured within thirty (30) days after notice has been given to Tenant. If, however, the failure cannot reasonably be cured within thirty (30) days, but is curable within ninety (90) days, Tenant will not be in default of this Lease if Tenant commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure, provided, however, if such failure has not been cured within ninety (90) days after notice has been given to Tenant (and regardless of the nature of the failure), Tenant shall be in default hereunder.

(iv) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty days.

23.2. Remedies.

23.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant (which notice shall be in lieu of any notice required by California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, which date shall be at least three (3) business days after delivery of the notice to Tenant, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

23.2.2 Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord’s sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom in accordance with applicable law.

23.2.3 Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by Applicable Law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b)the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, (d) all unamortized free rent, if any, (e) any and all unamortized sums expended by Landlord for tenant improvements and leasing commissions, and (f) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default. The phrase “worth, at the time of award,” as used in (a) and (b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The items referenced in clauses (d) and (e), above shall be amortized on a straight line basis over the length of the Lease Term.

23.2.4 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession; and Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 (“lessor” may continue the Lease in effect after “lessee’s” breach and abandonment and recover Rent as it becomes due, if “lessee” has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, including without limitation attorney’s fees and costs, with interest at the Applicable Interest Rate from the date of such expenditure. Landlord shall have no duty to relet the Premises so long as it has other unleased space available in the Project.

23.2.5 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.

23.3 Default by Landlord. Landlord will be in default hereunder if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after notice has been given to Landlord by Tenant. If, however, the failure cannot reasonably be cured within thirty (30) days, but is curable, Landlord will not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 23.3 will specify the alleged breach and the applicable Lease provisions. Tenant may, after expiration of the cure period (unless there is an emergency which the Landlord is not attempting to cure), correct or remedy any failure of Landlord not timely cured, and Landlord shall reimburse Tenant for such reasonable amounts reasonably incurred by Tenant in effectuating such cure as permitted hereunder, together with interest at the Applicable Interest Rate from the date such amounts are incurred, within ten (10) days of such demand.

23.4 Mitigation. Landlord and Tenant will each, to the extent required by Applicable Law, attempt to mitigate the damages caused by the other party’s breach of this Lease. Efforts to mitigate damages will not be construed as a waiver of the nonbreaching party’s right to recover damages.

ARTICLE 24

ASSIGNMENT AND SUBLETTING

24.1 Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s prior written consent. Any sublease, if approved by Landlord, shall be in be in a form acceptable to Landlord. Any assignment, encumbrance or sublease without Landlord’s prior written consent shall be voidable, at Landlord’s election, and shall constitute a default hereunder (subject to applicable notice and cure periods as provided in Section 23.1(iii)). No consent to assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this section. Tenant shall notify Landlord in writing of Tenant’s intent to sublease, encumber or assign this Lease and Landlord shall, within ten (10) business days of receipt of such written notice, elect one of the following:

(a) Consent to such proposed assignment, encumbrance or sublease;

(b) Refuse such consent, which refusal shall be on reasonable grounds; or

(c) In the case of an assignment, recapture the entire Premises and in the event of a sublease, recapture that portion or portions of the Premises which Tenant desires to sublease if (i) such portion or portions of the Premises, in the aggregate, exceeds 25,000 square feet, or (ii) the term of the sublease extends into the final nine (9) months of the Lease Term (including any extension options).

24.2 As a condition for granting its consent to any assignment, encumbrance or sublease, fifteen (15) days prior to any anticipated assignment or sublease Tenant shall give Landlord and Landlord’s lender written notice (the “Assignment Notice”), which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character, ownership, and financial condition of the proposed assignee or sublessee, and the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration of all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. If Landlord requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any assignment or sublease until such additional detail is provided to it. Further, Landlord may require that the assignee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee.

24.3 The consent by Landlord to any assignment or subletting shall not be construed as relieving Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from any liability or obligation hereunder whether or not then accrued. In the event Landlord shall consent to an assignment or sublease, Tenant shall pay Landlord as Additional Rent all of Landlord’s attorneys’ fees and administrative costs incurred in connection with evaluating the Assignment Notice, not to exceed $3,000 per request for consent. This section shall be fully applicable to all further sales, hypothecations, transfers, assignments and subleases of any portion of the Premises by any successor or assignee of Tenant, or any sublessee of the Premises.

24.4 As used in this section, the subletting of substantially all of the Premises for substantially all of the remaining term of this Lease shall be deemed an assignment rather than a sublease. The assignment, sale or transfer of a twenty-five percent (25%) or greater interest in Tenant (a “Corporate Transfer”) shall be deemed an assignment requiring Landlord’s consent hereunder. Notwithstanding anything to the contrary in this Article 24, (a) subject to clause (b) below with respect to a merger of Tenant into another entity, during such time when Tenant is a publicly traded company on a nationally recognized stock exchange (a “Public Vehicle”), the sale or transfer of Tenant’s stock on such exchange, or the sale or transfer of all or substantially all of Tenant’s stock to another Public Vehicle shall not be deemed an assignment for purposes of this Article 24; (b) Tenant may, without Landlord’s prior consent, assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated or which acquires all or substantially all of the assets of Tenant (in each case, a “Permitted Assignee”), provided that (i) the details of such transaction are specified in the Assignment Notice, (ii) the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, that the assignee agrees that the provisions of this section shall be binding upon it as if it were the original Tenant hereunder, and (iii) the assignee or the surviving entity, as applicable, shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant immediately before such assignment; and (c) Landlord’s consent shall not be required in the case of a sublease to an entity which controls, is controlled by, or is under common control with, and has common ownership of at least 50% with, Tenant (a “Tenant Affiliate”), provided that the form of such sublease is approved in advance by Landlord, which approval shall not be unreasonably withheld.

24.5 Landlord’s consent to any sublease or assignment shall not be unreasonably withheld. A condition to such consent shall be delivery by Tenant to Landlord of a true copy of the sublease or assignment in a form acceptable to Landlord. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as Additional Rent hereunder fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant (“Bonus Rent”) promptly upon its receipt thereof after first deducting therefrom any consideration (in the case of a sublease, amortized over the term of the sublease) allocable to leasehold improvements paid for by Tenant in order to obtain the assignment or sublease. Additionally, , if, but only if, such portion of the rent or other consideration Tenant receives was paid by assignee or sublessee for any of the following, Tenant shall not be required to include in the calculation of the rent or other consideration Tenant receives, a reasonable amount to account for the following: (i) property removed by Tenant pursuant to this Lease, (ii) inventory, (iii) a non-competition covenant, (iv) trademark or license rights and (v) goodwill. The foregoing sharing will be inapplicable if Landlord’s consent is not required for such assignment under the terms hereof. Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this lease. For the purpose of this Article, the Rent for each square foot of floor space in the Premises shall be deemed equal.

ARTICLE 25

SUBORDINATION; MORTGAGEE PROTECTION

25.1 Subordination. This Lease shall be subject and subordinate to all ground leases, master leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord’s interest therein, the CC&Rs (now existing or hereafter enacted in accordance with the terms hereof) and all amendments thereto, all without the necessity of Tenant’s executing further instruments to effect such subordination, so long as Landlord obtains a written agreement from the lender or underlying interest holder that provides that Tenant will not be disturbed in its peaceful enjoyment of the Premises pursuant to the provisions of this Lease so long as Tenant is not in default under this Lease. If requested by Landlord, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord’s request whatever documentation that may reasonably be required to further effect the provisions of this Article including, without limitation, a Subordination, Nondisturbance and Attornment

Agreement in such commercially reasonable form as may be required by Landlord’s lender. The form of Subordination, Nondisturbance and Attornment Agreement attached hereto as Exhibit “H” is deemed approved by Tenant and shall be executed and delivered by Tenant to Landlord concurrently upon execution and delivery of this Lease, and shall satisfy the requirement set forth above in this Section 25.1. Should any holder of a mortgage or deed of trust request that this Lease and Tenant’s rights hereunder be made superior, rather than subordinate, to the mortgage or deed of trust, then Tenant will, within ten (10) days after written request, execute and deliver such agreement as may be required by such holder in order to effectuate and evidence such superiority of the Lease to the mortgage or deed of trust.

25.2 Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such deed of trust. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such beneficiary or successor- in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such beneficiary where such consent is required under applicable loan documents, and Tenant has been advised in writing of such requirements.

25.3 Mortgagee Protection. Tenant agrees to give Landlord’s lender or any holder of any mortgage or deed of trust secured by the Project, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such lender or such holder of a mortgage or deed of trust. Tenant further agrees that Landlord’s lender or the holder of any mortgage or deed of trust shall have the right to cure or correct such default within the time Landlord is provided pursuant to this Lease, and Tenant shall accept any such cure effectuated by such parties. Notwithstanding the foregoing, in no event shall Landlord’s lender or any holder of any mortgage or deed of trust have any obligation to cure any default of the Landlord.

ARTICLE 26

ESTOPPEL CERTIFICATE

(a) Each party, within twenty (20) days after notice from the other party, will execute and deliver to the other party, or such other addressee as the other party may designate, a statement certifying that the Lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications, and certifying as to such other matters relating to the Lease and in such form as the party may reasonably request. Any such statement may be relied upon by any lender, purchaser, or other interested party.

(b) A party’s failure to deliver such statement within such time shall be conclusive that:

(i) This Lease is in full force and effect, without modification except as may be represented by the requesting party,

(ii) There are no uncured defaults in the requesting party’s performance,

(iii) Not more than one month’s rental has been paid in advance; and

(iv) If Landlord is the requesting party, Tenant has no right of offset, counterclaim or deduction against Rent hereunder.

ARTICLE 27

SIGNAGE

Landlord shall provide for Tenant the opportunity to have Tenant’s name at Tenant’s entrance to the building on the Premises on a sign, the size and location of which shall be subject to Landlord’s prior approval (not to be unreasonably withheld), which building sign shall be installed, maintained and removed at Tenant’s sole cost and expense. Landlord and Tenant shall also reasonably cooperate to obtain all required governmental approvals for a curbside monument sign (consistent in size and style with other monument signs within the Project) along Murphy Ranch Road, with Landlord being responsible for the cost of the installation of the monument and Tenant being responsible for the cost of its placard and/or graphics placed on the monument sign. Tenant shall have no other right to maintain a Tenant identification sign in any other location in, on or about the Premises or the Project without Landlord’s prior approval (not to be unreasonably withheld). The size, design, color and other physical aspects of all Tenant identification signs shall be subject to Landlord’s written reasonable approval prior to installation. Except for Landlord’s obligation to provide the monument provided in this Article 27, the cost of the installation of all signs, and their maintenance and removal expense, shall be at Tenant’s sole expense. If Tenant fails to maintain its signs or if Tenant fails to remove its signs upon termination of this Lease, Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amounts shall be deemed additional rent. All signs shall comply with rules and regulations set forth by City and by Landlord for the Project, as may be modified from time to time.

ARTICLE 28

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and marked EXHIBIT D, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of said Rules and Regulations.

ARTICLE 29

CONFLICT OF LAWS

This Lease shall be governed by and construed pursuant to the laws of the State of California.

ARTICLE 30

SUCCESSORS AND ASSIGNS

Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

ARTICLE 31

SURRENDER OF PREMISES

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases and subtenancies.

ARTICLE 32

ATTORNEYS’ FEES

If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

ARTICLE 33

PERFORMANCE BY TENANT

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder or if Tenant shall fail to perform any other act on its part to be performed hereunder and such failure shall continue beyond any notice and cure period provided in this Lease, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the Applicable Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Article 23 hereof.

ARTICLE 34

MORTGAGEE PROTECTION

In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

ARTICLE 35

DEFINITION OF LANDLORD

The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, excluding a transfer for security purposes only, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease. If Landlord sells or otherwise transfers all of its interest in the Premises and less than all of its interest in the remaining portions of the Project, Landlord’s obligations to Tenant will continue with respect to the portion of the Common Area retained by Landlord, but Landlord will be relieved of its obligations to Tenant with respect to the portions of the Common Area transferred, and accruing after the consummation of the transfer, if the transferee has assumed such obligations, in writing, for the benefit of Tenant, or if the CC&Rs obligate such transferee to maintain the Common Area during the Term of this Lease.

ARTICLE 36

WAIVER

The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant or any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

ARTICLE 37

QUIET ENJOYMENT

So long as Tenant is not in default under the terms of this Lease, Tenant will have full, quiet, and peaceful possession of the Premises for Tenant’s use and enjoyment of the Premises and all rights granted in this Lease without interference or interruption, subject to casualty and condemnation, and other factors beyond Landlord’s control, including without limitation Force Majeure.

ARTICLE 38

PARKING

The use by Tenant, its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth in EXHIBIT E attached hereto and by this reference incorporated herein and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established, and to such other reasonable rules and regulations as Landlord may establish. Tenant, its employees and invitees shall use no more than, and Landlord shall provide no less than, a parking ratio of 3.2 non-exclusive, unreserved and unassigned parking spaces per one thousand (1,000) square feet of leased space. Tenant’s use of the parking spaces shall be confined to the Project. If, in Landlord’s reasonable business judgment, it becomes necessary, Landlord shall exercise due diligence to cause the creation of cross-parking easements and such other agreements as are necessary to permit Tenant, its employees and invitees to use parking spaces on properties and buildings which are separate legal parcels from the Project. Tenant acknowledges that other tenants of the Project and the tenants of the other buildings, their employees and invitees, may be given the right to park at the Project.

ARTICLE 39

TERMS AND HEADINGS

The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The article and section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

ARTICLE 40

EXAMINATION OF LEASE

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

ARTICLE 41

TIME

Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

ARTICLE 42

PRIOR AGREEMENT: AMENDMENTS

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

ARTICLE 43

SEPARABILITY

Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and any such other provisions shall remain in full force and effect.

ARTICLE 44

RECORDING

A short form lease, substantially in the form and content of Exhibit I attached hereto (“Memorandum of Lease”), will be executed in recordable form by each party upon execution of this Lease, delivered to Tenant, and may be recorded by Tenant at its expense. If Tenant records the Memorandum of Lease, Tenant shall promptly provide a copy of the recorded Memorandum of Lease to Landlord. Tenant shall deliver to Landlord, upon execution of this Lease, a quitclaim (“Quitclaim”) for the Memorandum of Lease, which Landlord shall hold and shall not record until at least thirty (30) days after the expiration of the Lease Term or earlier termination of this Lease as provided herein, during which time Tenant shall use reasonable efforts to cause removal of the Memorandum of Lease from title to the Property if it had been recorded, and if Tenant has not caused the removal within such thirty (30) day period, then Landlord shall have the right, in its sole and absolute discretion, but not the obligation, to cause the Quitclaim to be recorded, and any costs incurred by Landlord in connection therewith (including reasonable attorneys’ fees) shall be paid by Tenant to Landlord promptly upon demand.

ARTICLE 45

CONSENTS

Whenever the consent of either party is required hereunder, unless otherwise specified, such consent shall not be unreasonably withheld or delayed.

ARTICLE 46

LIMITATION ON LIABILITY

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a) The sole and exclusive remedy shall be against the Landlord’s interest in the Project and the rentals therefrom or the proceeds thereof that have not been distributed at the time the Tenant obtains the applicable judgment against the Landlord;

(b) No partner, member, shareholder, officer, agent or employee of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord);

(c) No service or process shall be made against any partner, member, shareholder, officer, agent or employee of Landlord (except as may be necessary to secure jurisdiction of Landlord);

(d) No partner, member, shareholder, officer, agent or employee of Landlord shall be required to answer or otherwise plead to any service of process;

(e) No judgment will be taken against any partner, member, shareholder, officer, agent or employee of Landlord;

(f) Any judgment taken against any partner, member, shareholder, officer, agent or employee of Landlord may be vacated and set aside at any time nunc pro nunc;

(g) No writ of execution will ever be levied against the assets of any partner, officer, agent or employee of Landlord;

(h) These covenants and agreements are enforceable both by Landlord and also by any partner, officer, agent or employee of Landlord.

ARTICLE 47

RIDERS

Clauses, plats and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.

ARTICLE 48

EXHIBITS

All Exhibits attached hereto are incorporated into this Lease.

ARTICLE 49

RESERVED

ARTICLE 50

OPTION TO EXTEND

(a) Provided that no Event of Default exists (measured both as of the date of Tenant’s Extension Notice and the last day of the initial Lease Term), Tenant shall have one (1) option to extend (“Renewal Option”) the Lease Term for sixty (60) months commencing upon the expiration of the initial Lease Term (“Extension Term”), subject to the terms of this Article 50. In the event Tenant elects to exercise its option to extend the Lease Term by the Extension Term, as provided hereunder, Tenant shall provide Landlord with irrevocable written notice of its election (the “Extension Notice”), no earlier than twelve (12) months and no later than nine (9) months prior to the expiration date of the initial Lease Term. Except for Base Rent, which shall be determined as set forth in this Article 50(b), the terms and conditions of this Lease during the Extension Term shall be identical to the terms and conditions of this Lease.

(b) Base Rent for the Extension Term shall be adjusted to the fair market rental value (“FMV”), as determined herein. In the event Tenant timely exercises the Renewal Option, Landlord shall, within twenty (20) days after receipt of Tenant’s notice exercising the Renewal Option, notify Tenant of Landlord’s good faith determination of the Base Rent for the Extension Term (the “Landlord’s Option Rent Response”). Tenant shall accept or reject Landlord’s Option Rent Response by notice to Landlord within ten (10) business days following receipt of Landlord’s Option Rent Response. If Tenant fails to object to Landlord’s Option Rent Response within such time period, then Landlord’s determination of FMV set forth in the Landlord’s Option Rent Response shall be conclusive and binding. If Tenant does not accept Landlord’s Option Rent Response, then Landlord and Tenant shall attempt to agree upon the Base Rent for the Extension Term (“Option Rent”), using their good faith efforts. If Landlord and Tenant fail to reach agreement on the Option Rent within thirty (30) days following Tenant’s receipt of Landlord’s Option Rent Response, then within five (5) business days after demand by either Landlord or Tenant, each party shall simultaneously present to the other and certify to each other such party’s final offer regarding the Option Rent for the Extension Term (each, a “Last Offer”). If the parties fail to agree on the Option Rent within thirty (30) days following Tenant’s receipt of Landlord’s Option Rent Response, such Last Offers may be submitted to arbitration by Landlord and/or Tenant (the “Arbitration Demand”) in accordance with Article 50(b)(i) through (b)(viii), below and in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association, or its successor.

(i) Landlord and Tenant shall each appoint one (1) arbitrator (each, an “Original Arbitrator”) who shall be a real estate broker with at least ten (10) years experience in the leasing of commercial office properties in Milpitas, California. Original Arbitrators shall be appointed within fifteen (15) business days after the Arbitration Demand.

(ii) The two Original Arbitrators so appointed shall within fifteen (15) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator (“Neutral Arbitrator”; and together with the Original Arbitrators, the “Arbitration Panel”). The Neutral Arbitrator shall be an appraiser certified as an “MAI” or “ASA” appraiser who has had at least five (5) years experience within the previous ten (10) years as a real estate appraiser of commercial office properties in Milpitas, California. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

(iii) The sole role of the Arbitration Panel shall be to determine the FMV for the Extension Term. In determining the FMV, the Arbitration Panel shall take into account what a willing, comparable, renewal, non-equity tenant would pay, and what a willing comparable landlord in the Milpitas area would accept at arms length, in either case, giving appropriate consideration to all economic benefits achievable by Landlord, such as monthly Base Rent (including periodic adjustments), Additional Rent in the form of Direct Expense reimbursements, and any and all monetary or non-monetary concessions including, without limitation, (x) a then-current base year and (y) any Renewal Concessions (as hereinafter defined), if any, that may be given in the market place to a comparable renewal tenant, for a similar use of comparable space for a comparable term in a comparable office building in a comparable location in the Milpitas area. As used herein, the term Renewal Concessions shall mean the following: (a) rental abatement concessions, if any, provided in connection with such comparable space; and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant.

(iv) If either Landlord or Tenant fails to appoint an Original Arbitrator within fifteen business (15) days after the other party’s Arbitration Demand, then the first appointed Original Arbitrator shall select a Last Offer to serve as the Option Rent for the Extension Term using the same criteria applicable in case of a Neutral Arbitrator under Section 50(b)(iii) above.

(v) If the two (2) Original Arbitrators fail to agree upon and appoint a Neutral Arbitrator, or if both parties fail to appoint an Original Arbitrator, then the Neutral Arbitrator shall be appointed by the American Arbitration Association, or a successor entity.

(vi) The cost of an Original Arbitrator shall be borne by the appointing party. The cost of the Neutral Arbitrator and other customary costs payable to third parties shall be paid by Landlord and Tenant equally.

(vii) In the event that the Option Rent has not been determined pursuant to the terms hereof prior to the commencement of the Extension Term, Tenant shall be required to pay the Option Rent at the lesser of Landlord’s Last Offer or one hundred fifty percent (150%) of the Base Rent in effect at the end of the immediately preceding Renewal Term. Upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

(c) In no event shall the Base Rent for the Extension Term be less than the Base Rent Tenant is scheduled to pay during the last month of the initial Lease Term. Notwithstanding any other provision of this Lease, the Renewal Option granted herein is personal to the originally named Tenant and the Permitted Assignee (but not any other assignee, sublessee, or other transferee of Tenant’s interest in this Lease. The originally named Tenant or Permitted Assignee to which this Lease has been assigned may exercise the Renewal Option only if no more than twenty-five percent (25%) of the space at the Premises is subleased or licensed at the time of such exercise to other than a Tenant Affiliate and the Lease has not been assigned to any assignee other than a Permitted Assignee. Neither Tenant nor a Permitted Assignee shall have the right to exercise the Renewal Option if such Tenant or Permitted Assignee is in default under this Lease as of the date of the attempted exercise of the Renewal Option or (at Landlord’s election) as of the scheduled commencement of the Extension Term.

ARTICLE 51

HAZARDOUS MATERIALS

Tenant shall not cause nor permit, nor allow any Tenant Party to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Common Area or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. Tenant and Tenant’s Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused by Tenant or any Tenant Party, Tenant shall reimburse Landlord for the cost of conducting such tests. Tenant will have no liability for compliance with laws relating to Hazardous Material or waste in, under, or about the Premises unless the presence of the Hazardous Material or waste was caused by Tenant or any Tenant Party, and as between Landlord and Tenant, Landlord shall be responsible for such compliance as required by all Applicable Laws, except to the extent caused by Tenant or any Tenant Party. The phrase “environmental condition” shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition caused or exacerbated by Tenant or any Tenant Party, Tenant shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord’s election, reimburse Landlord, upon demand, for the cost to

Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefore or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord’s affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, along with the successors and assigns of the foregoing, (individually and collectively, “Indemnitees”) from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or any Tenant Party’s breach of this Article 51 or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s activities in connection with the Premises. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

Landlord represents that David Hanan and Aric Shalev (the “Representing Individuals”) are individuals affiliated with Landlord with relevant knowledge of the physical condition and operations of the Premises and the Project. To the actual knowledge of the Representing Individuals, except as disclosed on that certain Environmental Review of Lucent Technologies, Inc. Campus Property, prepared by Environ International Corporation, dated as of May 3, 2002, and prepared for Westbrook Real Estate Fund IV, (a) no Hazardous Material is present on the Project or the soil, surface water or groundwater thereof in violation of laws, and (b) no action, proceeding or claim by any governmental agency is pending or threatened regarding the Project concerning any Hazardous Material or pursuant to any environmental law.

ARTICLE 52

FORCE MAJEURE

As used herein, a “Force Majeure” event shall mean any acts of God, inability to obtain labor, strikes, lockouts, lack of materials, governmental restrictions, delays in obtaining governmental approvals, permits, variances or waivers, enemy actions, civil commotion, fire, earthquake, unavoidable casualty or other similar causes beyond Landlord’s reasonable control. It is expressly agreed that Landlord shall not be obliged to settle any strike to avoid a Force Majeure event from continuing.

ARTICLE 53

COUNTERPARTS

This Lease may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument. The execution of facsimiles of this Lease shall be binding on the parties hereto.

ARTICLE 54

RIGHT OF FIRST OFFER

(a) Landlord hereby grants to Tenant a right of first offer to lease (the “ROFO”) with respect to certain of the rentable space within Buildings 3 and 4 of the Project (the “ROFO Space”); subject, however, to the terms and conditions set forth in this Article 54.

(b) The ROFO shall begin only after the expiration or earlier termination of any leases existing as of the commencement date of this Lease covering any portion of the ROFO Space (collectively, the “Superior Leases”), including any renewal or extension of the Superior Leases (whether or not such renewal or extension is under an express written provision in a Superior Lease or consummated under a lease amendment or new lease). In addition, the ROFO shall be subordinate and secondary to all rights of expansion, rights of first refusal, rights of first offer, or similar or other rights granted to any tenants pursuant to other leases relating to space within the Project in existence as of the date of this Lease. The rights described in this subsection (b) are collectively referred to herein as the “Superior Rights”.

(c) Landlord shall provide Tenant with written notice (a “ROFO Notice”) from time to time when Landlord determines that any ROFO Space will become available for lease to third parties, as long as no holder of a Superior Right desires to lease the space, as determined by Landlord. The ROFO Notice shall (i) describe the ROFO Space that will become available (the “Specific ROFO Space”); (ii) state Landlord’s determination of the Base Rent at which it would lease such space to Tenant for the balance of the Lease Term; and (iii) state Landlord’s estimated delivery date of the Specific ROFO Space.

(d) If Tenant wishes to exercise Tenant’s ROFO with respect to Specific ROFO Space, Tenant shall, within ten (10) business days after delivery of the ROFO Notice to Tenant, deliver to Landlord written notice of its irrevocable election to exercise its ROFO with respect to all of the Specific ROFO Space. Tenant must elect to exercise its ROFO, if at all, only with respect to all of the space offered by Landlord in any particular ROFO Notice, and Tenant may not elect to lease only a portion of that space. If Tenant does not exercise its ROFO within such ten (10) day period, the ROFO shall terminate for such Specific ROFO Space and Landlord shall be free to lease that space to anyone at any time during the Lease Term provided that the rental rate is no less than 90% of the rental rate proposed to Tenant in the ROFO Notice, without any obligation to provide Tenant with a further right to lease such space. If Landlord desires to lease such space at a rate less than 90% of the rental rate proposed to Tenant in the ROFO Notice, Landlord shall re-offer the ROFO Space to Tenant by delivery of a new ROFO Notice.

(e) If Tenant timely and validly exercises the ROFO, Landlord shall tender the Specific ROFO Space to Tenant as soon as reasonably possible (the “Delivery Date”). Landlord shall not be liable to Tenant or otherwise be in default under this Lease if Landlord is unable to deliver the Specific ROFO Space to Tenant on the delivery date projected in the ROFO Notice.

(f) If Tenant timely and validly exercises the ROFO, then, beginning on the Delivery Date and continuing for the balance of the Lease Term (including any extensions):

(i) The Specific ROFO Space shall be part of the Premises under this Lease;

(ii) Monthly Base Rent will be adjusted to include the amounts attributable to the ROFO Space (as set forth in the ROFO Notice); and

(iii) Tenant’s Percentage shall be appropriately adjusted by Landlord to reflect the increased rentable square footage of the Premises.

Tenant’s lease of the Specific ROFO Space shall be on the same terms and conditions as affect the original Premises, except that Rent for such space shall be determined in accordance with this Article 54. Tenant’s obligation to pay Rent with respect to the Specific ROFO Space shall begin on the Delivery Date for such space. The Specific ROFO Space shall be leased to Tenant in its “as-is” condition, and Landlord shall not be required to construct any improvements in, or contribute any allowance for, the Specific ROFO Space, except as Landlord and Tenant may otherwise agree.

(g) If Tenant timely and validly exercises the ROFO, Landlord and Tenant shall, within ten (10) days following the Delivery Date, confirm in writing the addition of the Specific ROFO Space to the Premises on the terms and conditions set forth in this Article 54, which written confirmation shall confirm: (i) the actual Delivery Date, (ii) the rentable square footage of the Premises with the addition of the Specific ROFO Space; (iii) Tenant’s Percentage with the addition of the Specific ROFO Space; and (iv) the monthly Base Rent with the addition of the Specific ROFO Space.

(h) The ROFO shall be personal to the originally named Tenant and the Permitted Assignee to which this Lease has been assigned (but not any other assignee, sublessee, or other transferee of Tenant’s interest in this Lease). The originally named Tenant or Permitted Assignee may exercise the ROFO only if no more than twenty-five percent (25%) of the space at the Premises is subleased or licensed at the time of exercise of the ROFO to other than a Tenant Affiliate, and the Lease has not been assigned to any assignee other than a Permitted Assignee. Neither Tenant nor the Permitted Assignee shall not have the right to lease ROFO Space if Tenant or the Permitted Assignee is in default under this Lease as of the date of the attempted exercise of the ROFO by Tenant or the Permitted Assignee or (at Landlord’s election) as of the scheduled Delivery Date of the Specific ROFO Space to Tenant or Permitted Assignee, as the case may be. Notwithstanding anything to the contrary contained herein, the obligations of this Article 54 are personal to the originally named Landlord and its Controlled Affiliates (as hereinafter defined), and shall not be binding upon Landlord’s successors, assigns or transferees (other than an entity which is controlled by, controls or is under common control with Landlord (in each case, a “Controlled Affiliate”) which owns Buildings 3 or 4, as applicable), and shall terminate upon the sale or transfer by Landlord of Buildings 3 or 4 to any entity other than a Controlled Affiliate.

ARTICLE 55

MOVING ALLOWANCE

Landlord shall provide Tenant with a one-time allowance in an amount of up to $2.00 per rentable square foot of space within the Premises (the “Moving Allowance”). The Moving Allowance shall be due and payable within thirty (30) days following the Commencement Date. In no event shall Tenant be obligated to credit any unused portions of the Moving Allowance back to Landlord.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:
ADDRESS C/O Lincoln Property Company Commercial 2300 Clayton Road, Suite 630 Concord, CA 94520
WB MURPHY RANCH, L.L.C.,
a Delaware limited liability company

By:	/s/ SCOTT R. FITZGERALD
Its:	Vice President	With copies to:

Westbrook Partners, LLC
13155 Noel Road-LB54
Suite 2300
Dallas, TX 75240
Attn: Pat Fox and Asset Management

and:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071-3197
Attn: Jesse Sharf

TENANT:

PHOENIX TECHNOLOGIES LTD.,		ADDRESS Phoenix Technologies Ltd. 411 East Plumeria Drive San Jose, CA 95134 Attn: Lease Administrator
a Delaware corporation

By:	/s/ LINDA V. MOORE
Its:	Senior Vice President and General Counsel

with a copy to:

Phoenix Technologies Ltd.
411 East Plumeria Drive
San Jose, CA 95134
Attn: General Counsel

EXHIBIT A

THE PREMISES

[SEE PRELIMINARY SPACE PLAN ATTACHED HERETO]

A-1

EXHIBIT B

THE PROJECT

LEGAL DESCRIPTION

All that certain real property situate in the City of Milpitas, County of Santa Clara, State of California, described as follows:

Parcels A, B and C as shown upon that certain Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on October 27, 1993 in Book 651 of Maps, at Pages 30 and 31.

Excepting therefrom:

So much thereof, as described in the Document entitled “Certified Copy of Final order of Condemnation” recorded June 25, 1988, Document No. 14251246, Official Records.

Assessor’s Parcel No. 086-02-067, 086-02-068 and 086-02-077

B-1

EXHIBIT C

WORK LETTER

This work letter (“Work Letter”) shall set forth the terms and conditions relating to the construction of the tenant improvements by Landlord or Landlord’s contractor in the Premises.

SECTION 1

IMPROVEMENTS

A. Tenant Improvements. Landlord shall, at Landlord’s sole cost and expense, complete the construction, or cause the construction to be completed, of the improvements (“Tenant Improvements”) described on the Approved Plans (as hereinafter defined).

B. Contractors/Construction Management Fee. Landlord shall select such general and subcontractors as Landlord determines are appropriate in Landlord’s sole and absolute discretion for the construction of the Tenant Improvements.

C. Cooperation of Tenant. Tenant shall reasonably cooperate with Landlord in the construction of the Tenant Improvements and shall not interfere with same.

D. Delays Caused by Tenant. The term “Delays Caused By Tenant” shall mean any delay that the Landlord may encounter in the performance of Landlord’s obligations under the Lease because of any act or omission of any nature by Tenant or its agents, including delays resulting from changes in or additions to the Approved Plans requested by Tenant or of the Tenant Improvements requested by Tenant and approved by Landlord, including delays (beyond the time periods provided in Section 2 below) by Tenant in the submission of information requested by Landlord or giving authorizations or approvals requested by Landlord, delays due to the postponement of any Tenant Improvements at the request of Tenant, or delays caused by the concurrent installation of Tenant’s fixtures, or delays caused in any other way by Tenant. Tenant shall pay all incremental construction and related costs and expenses incurred by Landlord which result from Delays Caused By Tenant, including without limitation increases in the cost of labor or materials, within ten (10) days after receipt from Landlord of an invoice therefor with reasonable supporting documentation. Landlord shall inform Tenant of any delays which Landlord reasonably expects will occur as a result of changes in or additions to the Approved Plans or of the Tenant Improvements requested by Tenant.

E. Delays Caused by Landlord. The term “Delays Caused By Landlord” shall mean any delay that the Landlord may encounter in the performance of Landlord’s obligations under the Lease because of any act or omission by Landlord or its agents (but excluding those acts or omissions resulting from any Delays Caused by Tenant or circumstances beyond Landlord’s reasonable control).

SECTION 2

A. Requirements for Approval of Draft Work Letter and Draft Space Plan.

(1) Attached hereto is (i) the draft space plan developed by AAi Architecture dated May 5, 2003, as revised by Tenant and forwarded to Landlord on May 9, 2003 and attached hereto as Schedule 1, and (ii) the Landlord Work Letter dated May 16 , 2003 and attached hereto as Schedule 2, which have been reviewed and approved by Landlord and Tenant (collectively, the “Preliminary Plans”). Promptly following the execution of this Lease, Landlord shall deliver to Tenant the proposed Final Plans, which shall be consistent in all material respects with the Preliminary Plans. Within five (5) business days of Tenant’s receipt of the proposed Final Plans, Tenant shall either (x) approve such proposed Final Plans, or (b) inform Landlord in writing of any required revisions or corrections thereto, which revisions or corrections shall be limited to any aspect thereof which is inconsistent with the Preliminary Plans. In the event Tenant does not provide written notice to Landlord of any such required revisions or corrections within such five (5) business day period, such proposal Final Plans shall be deemed approved and accepted by Tenant for purposes hereof and shall be deemed the “Approved Plans”. In the event Tenant shall inform Landlord of required revisions or corrections to the proposed Final Plans, Landlord shall revise such proposed Final Plans and submit the same to Tenant for Tenant’s approval. Tenant shall have three (3) business days after the receipt of such revised proposed Final Plans to review, approve or comment on the required revisions or corrections thereto, which revisions or corrections shall be limited to any aspect thereof which is inconsistent with the revisions properly requested by Tenant to the prior version of the proposed Final Plans. In the event Tenant does not provide Landlord with written notice of any such required revisions or corrections within such three (3) business day period, such proposed Final Plans shall be deemed approved and accepted by Tenant for purposes hereof and shall be deemed the “Approved Plans”.

(2) The procedures set forth in Section 2.A(1) shall apply until the proposed Final Plans have been approved (or deemed approved) by Landlord and Tenant. Such proposed Final Plans, as so approved, are referred to herein as the “Approved Plans”.

SECTION 3

CHANGES IN APPROVED PLANS

A. Modifications to Approved Plans. No changes, modifications or alterations to the Approved Plans may be made without the written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion. Any additional costs and expenses including, without limitation, increased fees which Landlord may be required to pay for architectural, engineering and other similar services arising by reason of any change, modification or alteration in the Approved Plans, any additional construction costs, including costs of change orders charged by Landlord’s contractor, and any and all other costs, expenses and/or damages incurred or suffered by Landlord by reason of the changes, modifications or alterations to the Approved Plans and any delays directly or indirectly caused by such changes, modifications or alterations to the Approved Plans shall be at the sole cost and expense of Tenant (unless such change, modification or alteration is the result of an applicable government requirement(s) unrelated to the actions or omissions of Tenant, its agents, employees or contractors) and shall be paid by Tenant to Landlord within ten (10) days after receipt from Landlord of an invoice therefor with reasonable supporting documentation.

SCHEDULE 1

DRAFT SPACE PLAN

SCHEDULE 2

LANDLORD WORK LETTER

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations:

1. Except in connection with Tenant’s Work, Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant and Tenant shall promptly deliver any new keys to Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3. Tenant, its employees and agents must be sure that the entry doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project. Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. Landlord reserves the right, in the event of an emergency in Landlord’s reasonable discretion, to close or limit access to the Project and/or the Premises, from time to time, due to damage to the Project and/or the Premises, to ensure the safety of persons or property or due to government order or directive, and Tenant agrees to immediately comply with any such reasonable decision by Landlord. If Landlord closes or limits access to the Project and/or the Premises for the reasons described above, Landlord’s actions shall not constitute a breach of the Lease.

5. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purposes of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Common Areas, except in a smoking area designated by Tenant and approved by Landlord.

6. The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenants who, or whose employees or agents, shall have caused it.

7. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines and computers shall be installed, maintained or operated upon the Premises without the written consent of Landlord. All vendors or other persons visiting the Premises shall be subject to the reasonable control of Landlord. Tenant shall not permit its vendors or other persons visiting the Premises to solicit other tenants of the Project.

8. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material, except as otherwise permitted in the Lease. Tenant shall not bring into or keep within the Premises or the Project any animals, birds or vehicles (other than passenger vehicles, forklifts or bicycles).

9. Tenant shall not use, keep or permit to be used or kept, any noxious gas or substance in or on the Premises or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise unreasonably interfere with the use of the Project by other tenants.

10. No cooking shall be done or permitted on the Premises except in the cafeteria area, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ Laboratory approved equipment and microwave events may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

11. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

12. Intentionally Deleted.

13. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

14. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

15. Tenant acknowledges that the local fire department has previously required Landlord to participate in a fire and emergency preparedness program or may require Landlord and/or Tenant to participate in such a program in the future. Tenant agrees to take all actions reasonably necessary to comply with the requirements of such a program including, but not limited to, designating certain employees as “fire wardens” and requiring them to attend any necessary classes and meetings and to perform any required functions.

16. Tenant and its employees shall comply with all federal, state and local recycling and/or resource conversation laws and shall take all actions reasonably requested by Landlord in order to comply with such laws.

EXHIBIT E

PARKING RULES AND REGULATIONS

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles, pickup trucks and sport utility vehicles. Tenant and its employees shall park automobiles within the lines of the parking spaces.

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Parking stickers and parking cards, if any, shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges. Landlord may require Tenant and each of its employees to give Landlord a commercially reasonable deposit when a parking card or other parking device is issued. Landlord shall not be obligated to return the deposit unless and until the parking card or other device is returned to Landlord. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

5. Intentionally Deleted.

6. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

7. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws, and agreements. Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

8. Every driver is required to park his own car. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

E-1

9. No vehicles shall be parked in the parking areas overnight except to accommodate employee travel. The parking area shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

10. Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord’s option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by Tenant and/or the driver of said vehicle.

Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable and nondiscriminatory Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord, however, shall apply such Rules and Regulations in a nondiscriminatory manner. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them.

E-2

EXHIBIT F

FORM OF COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated May     , 2003 between PHOENIX TECHNOLOGIES LTD, a Delaware corporation (“Tenant”), and WB MURPHY RANCH, L.L.C., a Delaware limited liability company (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately [86,452] rentable square feet of that certain office building located at 911 [or 915] Murphy Ranch Road, Milpitas, California (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:

(1) Landlord delivered possession of the Premises to Tenant on                                           (“Possession Date”).

(2) The Term of the Lease commenced on                                           (“Commencement Date”).

(3) The Premises contains                      rentable square feet of space; and

(4) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

(5) Tenant’s Share is                                          .

(6) Monthly Base Rent is                             .

(7) The amount of the Lease Termination Fee as described in Section 1.1.4 of this Lease is $                    .

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of                     .

“Tenant”

PHOENIX TECHNOLOGIES LTD, a Delaware corporation

By:
Its:

“Landlord”

WB MURPHY RANCH, L.L.C., a Delaware limited liability company

By:
Its:

F-1

EXHIBIT G

LANDLORD’S FF&E

[TO BE AGREED UPON IN WRITING BY LANDLORD AND TENANT ON OR

BEFORE JUNE 6, 2003]

G-1

EXHIBIT H

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

H-1

EXHIBIT I

MEMORANDUM OF LEASE

Recording Requested By

and When Recorded Mail To:

James R. Janz

Tomlinson Zisko LLP

200 Page Mill Road

Palo Alto, CA 94306

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”), dated                     , 2003 for references purposes, is by and between WB MURPHY RANCH, L.L.C., a Delaware limited liability company as landlord (“Landlord”), and PHOENIX TECHNOLOGIES LTD., a Delaware corporation as tenant (“Tenant”).

AGREEMENT:

1. Lease of Demised Premises. Landlord has leased to Tenant, and Tenant has hired from Landlord, upon the terms and subject to the conditions contained in that certain lease dated May     , 2003 (the “Lease”), the following property (the “Premises”): that certain office building located at 915 Murphy Ranch Road, Milpitas, California outlined on the floor plan attached hereto and marked EXHIBIT A, and part of a 5 building complex (the “Project”) more particularly described in EXHIBIT B attached hereto. The Lease grants Tenant certain non-exclusive rights to use of portions of the common area of the Project, including certain amenities made available for the enjoyment of the tenants of the Project and their employees.

2. Term. The primary term of the Lease is for a period of 10 years, subject to possible earlier termination as provided in the Lease. Tenant has an option to extend the term of the Lease for one 5-year period. Subject to satisfaction or waiver of the conditions set forth in the Lease, the term will commence on the earlier of: (i) the date on which Tenant opens for business in the Premises or (ii) the date on which the Premises are substantially complete.

3. Purpose. It is understood that the only purpose of this Memorandum is to clarify the area demised to Tenant under the terms of the Lease and to give notice of the Lease, and that all rights and obligations of Landlord and Tenant are governed by the terms, covenants, and conditions contained in the Lease.

Landlord and Tenant have caused this Memorandum to be executed on the respective dates set forth below.

I-1

LANDLORD:

WB MURPHY RANCH, L.L.C.,
a Delaware limited liability company

By:
Its:
Date:

TENANT:

PHOENIX TECHNOLOGIES LTD.,
a Delaware corporation

By:
Its:
Date:

(NOTARIES ATTACHED)

I-2

ACKNOWLEDGMENT

STATE OF )
) ss.
COUNTY OF )

On                            , before me,                                         , a Notary Public in and for said State, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the within instrument such person, or the entity upon behalf of which such person acted, executed such instrument.

WITNESS my hand and official seal.

Notary Public

[SEAL]

ACKNOWLEDGMENT

STATE OF )
) ss.
COUNTY OF )

On                            , before me,                                         , a Notary Public in and for said State, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the within instrument such person, or the entity upon behalf of which such person acted, executed such instrument.

WITNESS my hand and official seal.

Notary Public

[SEAL]

I-3